EXHIBIT 10.9

THE SHARES OF COMMON STOCK OFFERED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

INTERAMERICAN GAMING INC.
SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER

Date: ____/____/201_
              D       M      Y

Dear Sir/Madam:

In connection with your offer and our subscription of ($ ) in principal amount to purchase ______________ shares at a price of $0.02 per common share (a “Share”) of INTERAMERICAN GAMING INC., a Nevada Corporation (the “Company”).

The undersigned subscriber (the “Subscriber”) hereby represents, warrants, covenants and agrees with you that at the time of such offer and subscription and as of the date of this letter:

1.	I am over the age of twenty-one years.

2.	I have read and am familiar with the records of the Company, access to which has been afforded to me and which access has preceded the closing under this Agreement and this subscription to the Shares.

3.
The Shares to be acquired herein are solely for my account and for investment and I have no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer to any person the Shares, or any portion thereof.

4.
I have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investments generally and of this investment in the Shares in particular and am able to bear the economic risk of this investment with the full understanding that I can lose my entire investment.

5.
I am in a position with regard to the Company and its officers and directors which, based upon employment, family relationship and economic bargaining power, has enabled me and continues to enable me to obtain information from the Company and its affairs in order to evaluate the merits and risks of this investment in the Shares. I acknowledge that the Company has made available to me and continues to make available to me the opportunity to ask questions of and receive answers from the directors and executive officers of the Company and other persons acting on their behalf concerning the terms and conditions of the offer to me of the Shares and to obtain any additional information concerning the Company to the extent that the directors, executive officers and others possess such information or can acquire it without unreasonable effort or expense so that I can verify the accuracy of the information given to me at the time of the offer and my subscription to the Shares. I acknowledge that I am aware that the Company is not current with its Securities and Exchange Commission filings and that the Company’s financial statements are not current.

6.
I understand that neither the Shares, nor the sale thereof to me has been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. I further understand that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. I understand that I cannot sell the Shares to be issued to me by the Company unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection I understand that the Company has advised its Transfer Agent that the Shares are "restricted securities" under the 1933 Act and that they may not be transferred by me to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Shares are not registered under the 1933 Act, any transfer as may be proposed by me must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, I acknowledge that a legend to the following effect will be placed upon the certificate representing the Shares and that the Transfer Agent has been advised of such facts:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

I understand that the foregoing legend on my certificate for the Shares to be issued to me by the Company limits their value, including their value as collateral.

7.
The subscription made by this Subscription Agreement is subject to acceptance by the Company at its sole discretion, which acceptance shall be evidenced by the Company's signing and delivering to me at the address set forth on the signature page hereof a fully-executed counterpart of this Subscription Agreement. In the event the Company shall reject this subscription, the subscription price for the Shares shall be refunded promptly to me without interest thereon.

8.
You have advised me that the Company is a Nevada corporation which has an authorized capital of 200,000,000 shares of Common Stock, par value $0.001 per share. As of the date hereof there are approximately 169,944,901 Common Shares of the Company issued and outstanding and zero shares of Preferred Stock issued and outstanding. I understand that the Company intends to increase its authorized share capital and has commitments to issue approximately 5,000,000 additional Common Shares upon increasing its authorized share capital.

You have further advised me that the subscription for the Shares is part of a private offering of Shares being offered by the Company in accordance with Regulation D, as promulgated under the 1933 Act. This offering is for up to $300,000.00 in total gross subscriptions (the "Offering"), undertaken on a "self underwritten, best efforts" basis until the entire Offering is sold. As such, the Company can make no representation as to the amount of subscriptions it may raise as part of the Offering and the failure of the Company to raise all or a significant portion of the aggregate proceeds of the Offering may have a negative impact on the Company's ability to successfully implement and develop its business plan. Funds subscribed herein will not be placed in escrow. This means that the Company can use my funds immediately upon acceptance of this subscription, regardless of the amount raised.

9.
The undersigned: (1) is not listed in the Annex to the Executive Order No. 13224 of September 23, 2001 – Blocking Property and Prohibiting Transactions With Persons who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”) or is otherwise subject to the provisions of the Executive Order; (2) is not listed on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury, as updated or amended from time to time, or any similar list issued by OFAC; and (3) does not have any property blocked, or subject to seizure, forfeiture or confiscation, by any order relating to terrorism or money laundering issued by the President, Attorney General, Secretary of State, Secretary of Defense, Secretary of the Treasury or any other U.S. State or Federal governmental official or entity (in any case, a “Restricted Party”).

10.
The funds used by the undersigned exclude any funds received or derived from a Restricted Party or from any person or entity involved in the violation of any U.S. State or Federal law relating to terrorism, including, without limitation: (1) the Executive Order; (2) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (3) the Money Laundering Control Act of 1986, Public Law 99-570.

11.
I have had sufficiently ample time and opportunity to review any and all information pertaining to the Company, together my attorney, accountant, and tax adviser (collectively, the “Advisers”) and I have at my own volition determined to proceed with investment in the Shares on the basis of such advice from the Advisors or I have waived review by the Advisors following my own comprehensive assessment of all relevant facts and circumstances. I am not relying on the Company or any of its employees or agents with respect to the legal, tax, economic or any related considerations pertaining to an investment in the Shares and I have only relied upon my own qualified knowledge or the advice of my Advisers in such regard.

12.
In evaluating the suitability of an investment in the Company, I have not relied upon any representation or other information (oral or written) other than as stated herein or as contained in writing in documents delivered to me by an authorized representative of the Company, or in answers furnished in writing to me or to my Advisers in response to questions delivered to the Company.

13.
I am unaware of, I am in no way relying on, and I did not become aware of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio and I am not subscribing for the Shares and did not become aware of the Shares through or as a result of any seminar or meeting to which I was invited by, or any solicitation of a subscription by, a person not previously known to me in connection with investments in securities generally.

14.
I am only acquiring the Shares solely for my own account for investment purposes only and not with a view to resale or distribution thereof, in whole or in part. I have no agreement or arrangement with any person to sell or transfer all or any part of the Shares and I have no plans to enter into any such agreement or arrangement.

15.	I have adequate means of providing for my current financial needs and foreseeable contingencies and I have no need for liquidity of my investment in the Shares for an indefinite period of time.

16.
I am an “accredited investor” as defined under Rule 501 or Regulation D promulgated under the Securities Act and I am familiar with the legal requirements to be an accredited investor, and I have completed Exhibit A attached hereto in such regard.

17.
I represent and warrant to the Company that if my investment is being made through a corporation, limited liability company, partnership or other organization, (i) was not formed for the specific purpose of acquiring the Shares; (ii) it is duly organized, validly existing and in good standing under the laws of the its organization; (iii) the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of the charter or other organizational documents; (iv) I have full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares on behalf of the organization; (v) the execution and delivery of this Agreement has been duly authorized by all necessary action of the organization; and (vi) this Agreement has been duly executed and delivered and is a legal, valid and binding obligation of the organization. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the organization is a party or by which it is bound.

18.
I acknowledge that any and all estimates or forward-looking or similar statements have been prepared by the Company in good faith but that the attainment of any such estimates or forward-looking or similar statements cannot be assured or guaranteed by the Company and therefore may not be relied upon in respect of any and all actual outcomes.

19.
I acknowledge that the Company will compensate authorized organizations with commissions related to Company introductions to investors. Such commissions may be paid by the Company at closing of the investments in the Shares, a cash fee in amounts of up to 10% of the purchase price of the Shares and broker warrants in the amount of 8% of the Shares issued pursuant to the Offering.

Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and given or made (i) by personal delivery, (ii) by facsimile with evidence of receipt, or (iii) by recognized overnight courier service at the following addresses, or at such other address as any party hereto may subsequently furnish in writing to the other party (x) if to the Company, at the address set forth above, or (y) if to the Subscriber, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 3).

Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of incorporation of the Company, without reference to the principles thereof relating to the conflict of laws.

Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person(s), or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

Miscellaneous.

(a)
This Agreement constitutes the entire agreement between the Subscriber and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings and/or term sheets, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. Each provision of this Agreement shall be considered separable and, if for any reason any provision(s) hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement. A business day for purposes of this Agreement shall be any day on which the New York Stock Exchange is open for business. Time is of the essence.

(b)
The Subscriber’s representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the Shares. The Subscriber agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and their respective successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

(c)
Except as otherwise expressly set forth herein, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)	This Agreement shall not be modified or waived except by a written instrument signed by the party against whom any such modification or waiver is sought.

(e)
Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text. In the event of any ambiguity this Agreement shall not be construed against the draftsperson.

(f)
The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, except as required by applicable law, and that this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g)
This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Agreement may be delivered by fax, scan or other electronic means which shall be deemed to be an original and shall have the same full force and effect as the original exemplar thereof.

[Signature Page Follows]

SUBSCRIBER:

(Signature)

(Printed Name)

(Address)

(Social Security No. - US Citizens)

Checks should be made payable to: "INTERAMERICAN GAMING INC.”
MAILING ADDRESS IS: 3565 KING ROAD, KING CITY, ONTARIO L7B 1M3

ACCEPTANCE

THE FOREGOING SUBSCRIPTION AGREEMENT IS ACCEPTED BY:

InterAmerican Gaming Inc.
a Nevada Corporation

By:
Marc Askenasi, President & CEO

Date: _____________, 201__

Exhibit “A”
INTERAMERICAN GAMING, INC.
Accredited Investor Certification

The undersigned hereby certifies to INTERAMERICAN GAMING, INC. (the “Company”) that the undersigned, and each beneficial party, if any, on whose behalf the undersigned is subscribing for Common Stock, satisfies one or more of the following categories of an Accredited Investor as that term is defined in Regulation D ("Regulation D") adopted pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”). All monetary references in this Schedule A are in United States dollars. Accredited Investor (defined in Rule 501(a) of Regulation D), includes any person who comes within any of the following categories at the time of the sale of the securities to that person. Please initial adjacent to the portion of each applicable definition:

_______ 1.
Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Corporation licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_______ 2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

_______ 3.
Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_______ 4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

_______ 5.	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the primary residence;

_______ 6.
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_______ 7.
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

_______ 8.	Any entity in which all of the equity owners are accredited investors.

Print Name of Subscriber:

Signature and Date:

Address: